                                                                    Exhibit 10.1
                                                                [EXECUTION COPY]


                                 $1,100,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 24, 1997

                                      AMONG

                               SAFECO CORPORATION,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                    AS AGENT,


                                MELLON BANK, N.A.
                             AS DOCUMENTATION AGENT,

                            THE CHASE MANHATTAN BANK,
                              AS SYNDICATION AGENT,

                             THE CO-AGENTS AND LEAD
                             MANAGERS PARTY THERETO,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   ARRANGED BY


                          BANCAMERICA SECURITIES, INC.

                                TABLE OF CONTENTS

    Section                                                                     Page
ARTICLE I

    DEFINITIONS....................................................................1
    1.01  Certain Defined Terms....................................................1
    1.02  Other Interpretive Provisions...........................................16
    1.03  Accounting Principles...................................................17

ARTICLE II

    THE CREDITS...................................................................17
    2.01  Amounts and Terms of Commitments........................................17
    2.02  Notes; Loan Accounts....................................................17
    2.03  Procedure for Borrowing.................................................18
    2.04  The Swing Line Loans....................................................18
    2.05  Procedure for Swing Line Loans..........................................19
    2.06  Conversion and Continuation Elections for Borrowings....................20
    2.07  Voluntary Termination or Reduction of Commitments.......................21
    2.08  Optional Prepayments....................................................22
    2.09  Repayment...............................................................22
    2.10  Interest................................................................22
    2.11  Fees ...................................................................23
               (a) Underwriting, Agency Fees......................................23
               (b) Facility Fees..................................................23
    2.12  Computation of Fees and Interest........................................23
    2.13  Payments by the Company.................................................24
    2.14  Payments by the Banks to the Agent......................................24
    2.15  Sharing of Payments, Etc................................................25

ARTICLE III

    TAXES, YIELD PROTECTION AND ILLEGALITY........................................25
    3.01  Taxes...................................................................25
    3.02  Illegality..............................................................26
    3.03  Increased Costs and Reduction of Return.................................27
    3.04  Funding Losses..........................................................27
    3.05  Inability to Determine Rates............................................28
    3.06  Certificates of Banks...................................................28
    3.07  Substitution of Banks...................................................28
    3.08  Survival................................................................29

    Section                                                                     Page


ARTICLE IV

    CONDITIONS PRECEDENT..........................................................29
    4.01  Conditions of Loan Availability.........................................29
               (a)     Credit Agreement and Notes.................................29
               (b)     Resolutions; Incumbency....................................29
               (c)     Organization Documents; Good Standing......................29
               (d)     Legal Opinions.............................................29
               (e)     Payment of Fees............................................30
               (f)     Certificate................................................30
               (g)     Approvals..................................................30
               (h)     Other Documents............................................30
    4.02  Conditions to All Loans.................................................30
               (a)     Notice of Borrowing........................................30
               (b)     Continuation of Representations and Warranties.............30
               (c)     No Existing Default........................................30

ARTICLE V

    REPRESENTATIONS AND WARRANTIES................................................31
    5.01  Corporate Existence and Power...........................................31
    5.02  Corporate Authorization; No Contravention...............................31
    5.03  Governmental Authorization..............................................31
    5.04  Binding Effect..........................................................31
    5.05  Litigation..............................................................32
    5.06  No Default..............................................................32
    5.07  ERISA Compliance........................................................32
    5.08  Use of Proceeds; Margin Regulations.....................................33
    5.09  Title to Properties.....................................................33
    5.10  Taxes...................................................................33
    5.11  Financial Condition.....................................................33
    5.12  Environmental Matters...................................................34
    5.13  Regulated Entities......................................................34
    5.14  Subsidiaries............................................................34
    5.15  Insurance...............................................................34
    5.16 Licenses.................................................................34
    5.17 Employee Matters.........................................................34
    5.18  Full Disclosure.........................................................34

ARTICLE VI

    AFFIRMATIVE COVENANTS.........................................................35

    6.01  Financial Statements....................................................35
    6.02  Certificates; Other Information.........................................35

    Section                                                                     Page


    6.03  Notices.................................................................36
    6.04  Preservation of Corporate Existence, Etc................................37
    6.05  Maintenance of Property.................................................38
    6.06  Insurance...............................................................38
    6.07  Payment of Obligations..................................................38
    6.08  Compliance with Laws....................................................38
    6.09  Compliance with ERISA...................................................38
    6.10  Inspection of Property and Books and Records............................38
    6.11  Use of Proceeds.........................................................39
    6.12  Shareholders' Equity....................................................39

ARTICLE VII

    NEGATIVE COVENANTS............................................................39
    7.01  Limitation on Liens.....................................................39
    7.02  Disposition of Assets...................................................40
    7.03  Consolidations and Mergers..............................................41
    7.04  Limitation on Indebtedness..............................................41
    7.05  Use of Proceeds.........................................................41
    7.06  ERISA...................................................................42
    7.07  Accounting Changes......................................................42

ARTICLE VIII

    EVENTS OF DEFAULT.............................................................42
    8.01  Event of Default........................................................42
               (a)     Non-Payment................................................42
               (b)     Representation or Warranty.................................42
               (c)     Specific Defaults..........................................42
               (d)     Other Defaults.............................................42
               (e)     Cross-Default..............................................42
               (f)     Insolvency; Voluntary Proceedings..........................43
               (g)     Involuntary Proceedings....................................43
               (h)     ERISA......................................................43
               (i)     Monetary Judgments.........................................43
               (j)     Non-Monetary Judgments.....................................44
               (k)     Change of Control..........................................44
               (l)     Loss of Licenses...........................................44
    8.02  Remedies................................................................44
    8.03  Rights Not Exclusive....................................................45

    Section                                                                     Page


ARTICLE IX

    THE AGENT.....................................................................45
    9.01  Appointment and Authorization; "Agent"..................................45
    9.02  Delegation of Duties....................................................45
    9.03  Liability of Agent......................................................45
    9.04  Reliance by Agent.......................................................46
    9.05  Notice of Default.......................................................46
    9.06  Credit Decision.........................................................46
    9.07  Indemnification of Agent................................................47
    9.08  Agent in Individual Capacity............................................47
    9.09  Successor Agent.........................................................47
    9.10  Withholding Tax.........................................................48
    9.11  Documentation Agent; Syndication Agent; Co-Agents; Lead Managers........49

ARTICLE X

    MISCELLANEOUS.................................................................49
    10.01  Amendments and Waivers.................................................49
    10.02  Notices................................................................50
    10.03  No Waiver; Cumulative Remedies.........................................51
    10.04  Costs and Expenses.....................................................51
    10.05  Company Indemnification................................................51
    10.06  Payments Set Aside.....................................................52
    10.07  Successors and Assigns.................................................52
    10.08  Assignments, Participations, etc.......................................52
    10.09  Confidentiality........................................................53
    10.10  Set-off................................................................54
    10.11  Notification of Addresses, Lending Offices, Etc........................54
    10.12  Counterparts...........................................................54
    10.13  Severability...........................................................54
    10.14  No Third Parties Benefited.............................................54
    10.15  Governing Law and Jurisdiction.........................................55
    10.16  Waiver of Jury Trial...................................................55
    10.17  Entire Agreement.......................................................55

    SCHEDULES

    Schedule 2.01      Commitments
    Schedule 10.02 Lending Offices; Addresses for Notices


    EXHIBITS
    Exhibit A                 Form of Compliance Certificate
    Exhibit B                 Form of Notice of Borrowing
    Exhibit C                 Form of Notice of Conversion/Continuation
    Exhibit D                 Form of Swing Line Note
    Exhibit E                 Form of Promissory Note
    Exhibit F                 Form of Assignment and Acceptance

                           FIVE-YEAR CREDIT AGREEMENT


         This FIVE-YEAR CREDIT AGREEMENT is entered into as of September 24, 1997, among SAFECO Corporation, a Washington corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America National Trust and Savings Association, as agent for the Banks and as Swing Line Bank, Mellon Bank, N.A., as documentation agent for the Banks (the "Documentation Agent"), The Chase Manhattan Bank, as syndication agent for the Banks (the "Syndication Agent"), and the parties identified on the signature pages hereto as Co-Agents and Lead Managers, in such capacities.

         WHEREAS, the Company intends to acquire all of the issued and outstanding capital stock of American States Financial Corporation ("ASFC") through the merger of ASFC Acquisition Co., a Wholly-Owned Subsidiary of the Company ("Acquisition Sub"), with and into AFSC (the "Merger") pursuant to the terms and conditions set forth in the Merger Agreement;

         WHEREAS, in connection with the Merger, the Company will repay in full certain Indebtedness owed by ASFC to Lincoln National Corporation;

         WHEREAS, the Company will finance the Merger and the repayment of such Indebtedness in part through the issuance of commercial paper and certain other securities;

         WHEREAS, in connection with the Merger, the Company has requested the Banks to make certain credit facilities available to it, to provide a backup for commercial paper issued by the Company from time to time and for other general corporate purposes; and

         WHEREAS, the Agent, the Documentation Agent, the Syndication Agent, the Co-Agents, the Lead Managers, the Banks and the Swing Line Bank are willing to extend the credit facility provided for herein upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  "Acquisition Sub" has the meaning specified in the Recitals to this Agreement.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent appointed under Section 9.09.

                  "Agent-Related Persons" means BofA and any successor agent appointed under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

                  "Agreement" means this Credit Agreement.

                  "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                  "Applicable Facility Fee" means the applicable percentage set forth below based upon the Level then in existence:


                  Level                    Applicable Facility Fee

                    I                          6.0 basis points

                    II                         6.5 basis points

                    III                        7.0 basis points

                    IV                         8.0 basis points

                    V                         10.0 basis points

         The Applicable Facility Fee shall be adjusted, as applicable, upon each change in the rating of the Company's senior unsecured long-term Indebtedness, effective as of the date of such change. At any time at which S&P's rating of the Company's senior unsecured long-term Indebtedness differs from Moody's rating thereof by more than one level (including each modifier as a separate level), then the Applicable Facility Fee shall be determined by reference to the rating which is one level below the higher of the two ratings.

                  "Applicable Offshore Rate Margin" means on any date the applicable percentage set forth below based upon the Level then in existence:


                  Level                 Applicable Offshore Rate Margin

                    I                         12.5 basis points

                    II                        13.5 basis points

                    III                       15.5 basis points

                    IV                        17.0 basis points

                    V                         25.0 basis points


         The Applicable Offshore Rate Margin shall be adjusted, as applicable, upon each change in the rating of the Company's senior unsecured long-term Indebtedness, effective as of the date of such change. At any time at which S&P's rating of the Company's senior unsecured long-term Indebtedness differs from Moody's rating thereof by more than one level (including each modifier as a separate level), then the Applicable Offshore Rate Margin shall be determined by reference to the rating which is one level below the higher of the two ratings.

                  "Arranger" means BancAmerica Securities, Inc., a Delaware corporation.

                  "ASFC" has the meaning specified in the Recitals to this Agreement.

                  "Assignee" has the meaning specified in subsection 10.08(a).

                  "Assignment and Acceptance" has the meaning specified in subsection 10.08(a).

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                  "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks ratably according to their respective Pro Rata Shares under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period. A Swing Line Loan shall not constitute a Borrowing.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Change of Control" means (a) any acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by
         Section 7.03, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding shares of voting stock of the Company or
         (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Company on the first day of each such period or (ii) subsequently became directors of the Company and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Commitment", as to each Bank, has the meaning specified in
         Section 2.01.

                  "Company" has the meaning specified in the introduction to this Agreement.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation Date" means any date on which, under
         Section 2.06, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Costs and Expenses" has the meaning specified in Section
         10.05.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Documentation Agent" has the meaning specified in the introduction to this Agreement.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any

         Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                  "Event of Default" means any of the events or circumstances specified in Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" has the meaning specified in subsection 2.11(a).

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
         Section 3.01.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

                  "Guaranty Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
         (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, but excluding, in each case, any obligation of any Insurance Subsidiary to pay any amount owing under any insurance policy or contract or Surety Instrument issued by such Person in the ordinary course of business. The amount of any Guaranty Obligations shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. "Indebtedness" shall not include amounts owing under insurance policies or contracts or Surety Instruments issued by Insurance Subsidiaries in the ordinary course of business. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

                  "Indemnified Liabilities" has the meaning specified in Section 10.05.

                  "Indemnified Person" has the meaning specified in Section
                  10.05.

                  "Independent Auditor" has the meaning specified in subsection 6.01(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Insurance Subsidiary" means any Subsidiary which is engaged in the business of underwriting insurance products.

                  "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months (or, if consented to by each Bank, nine or twelve months) thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided, that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Termination Date.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                  "Level" means, and includes, Level I, Level II, Level III, Level IV and Level V, whichever is in effect at the relevant time.

                  "Level I" shall exist at any time the Company's senior unsecured long-term Indebtedness is rated at least AA- by S&P or at least Aa3 by Moody's.

                  "Level II" shall exist at any time (a) the Company's senior unsecured long-term Indebtedness is rated at least A+ by S&P or at least A1 by Moody's and (b) Level I does not exist.

                  "Level III" shall exist at any time (a) the Company's senior unsecured long-term Indebtedness is rated at least A by S&P or at least A2 by Moody's and (b) Levels I and II do not exist.

                  "Level IV" shall exist at any time (a) the Company's senior unsecured long-term Indebtedness is rated at least A- by S&P or at least A3 by Moody's and (b) Levels I, II and III do not exist.

                  "Level V" shall exist at any time (a) the Company's senior unsecured long-term Indebtedness is unrated by both S&P and Moody's or
         (b) Levels I, II, III and IV do not exist.

                  "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Loan" means an extension of credit (including a Swing Line
         Loan) by a Bank to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

                  "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents executed and delivered by the Company to the Agent or any Bank in connection herewith.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                  "Material Insurance Subsidiary" means any Insurance Subsidiary which is a Material Subsidiary.

                  "Material Subsidiary" means, at any time, any Subsidiary having at such time either (a) total (gross) revenues for the preceding four fiscal quarter period in excess of 10% of the total (gross) revenues of the Company and its Subsidiaries for such period or (b) a shareholder's equity, as of the last day of the preceding fiscal quarter, having a book value in excess of 10% of Shareholders' Equity, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.01.

                  "Merger" has the meaning specified in the Recitals to this Agreement.

                  "Merger Agreement" means that certain Agreement and Plan of Merger dated as of June 6, 1997 among ASFC, the Company and Acquisition Sub, as amended, supplemented or modified from time to time.

                  "Moody's" means Moody's Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

                  "Net Income" means, for any computation period, with respect to the Company on a consolidated basis with its Subsidiaries, cumulative net income earned during such period as determined in accordance with GAAP; provided, that "Net Income" shall exclude the effect of any extraordinary or other nonrecurring gain outside the ordinary course of business.

                  "Note" has the meaning specified in Section 2.02.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

         Offshore Rate =                 LIBOR
                          ------------------------------------
                          1.00 - Eurodollar Reserve Percentage

         Where,

                           "Eurodollar Reserve Percentage" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "LIBOR" means the rate of interest per annum
                  determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided, that if each Reference Bank fails to supply quotations of rates to the Agent as contemplated hereby, then "LIBOR" shall mean the rate of interest per annum for a deposit in dollars for a period having a maturity comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                           The Offshore Rate shall be adjusted automatically as
                  to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                           "Offshore Rate Loan" means any Loan that bears
                  interest based on the Offshore Rate.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Originator" has the meaning specified in subsection 10.08(d).

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" has the meaning specified in subsection
         10.08(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" has the meaning specified in Section 7.01.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, as to any Bank (a) at any time at which the Commitments remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, and (b) after the termination of the Commitments, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Bank's outstanding Loans (other than Swing Line Loans) divided by the aggregate principal amount of the outstanding Loans (other than Swing Line Loans) of all the Banks.

                  "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                  "Reference Banks" means BofA, The Chase Manhattan Bank and Mellon Bank, N.A.

                  "Replacement Bank" has the meaning specified in Section 3.08.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Banks" means at any time Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the aggregate amount of the Commitments.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, chief operating officer, chief financial officer or treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                  "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person, which are applicable to the circumstances as of the date of determination.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Shareholders' Equity" means the aggregate shareholders' equity of the Company determined in accordance with GAAP, but excluding the effect of any adjustment under Statement of Financial Accounting Standards No. 115.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                  "Swing Line Commitment" means at any time, the obligation of the Swing Line Bank to make Swing Line Loans pursuant to Section 2.04.

                  "Swing Line Bank" means BofA, in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loan" means a Loan made by the Swing Line Bank.

                  "Swing Line Note" means a promissory note in substantially the form of Exhibit D.

                  "Swing Line Rate" means 0.50% per annum above the latest Federal Funds Rate.

                  "Syndication Agent" has the meaning specified in the introduction to this Agreement.

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                  "Termination Date" means September 24, 2002.

                  "Type" has the meaning specified in the definition of "Loan."

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                     (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole and reasonable discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                  (c) References hereto in particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement referenced herein are changed or renumbered, all such references shall be deemed references to such column, line or section as so renumbered or changed.


                                   ARTICLE II

                                   THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount, as the same may be reduced under Section 2.07 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans, including Swing Line Loans, shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.08 and reborrow under this Section 2.01.

         2.02 Notes; Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be presumptive evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                  (b) The Company shall issue to each Bank a note in the form of Exhibit E (a "Note") to evidence such Bank's Loans (or, in the case of Swing Line Loans, in the form of Exhibit D). Each Bank may, instead of or in addition to maintaining a loan account, endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) or Swing Line Notes, as applicable, and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note or Swing Line Note to such Bank.

         2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to (i) 10:00 a.m. (Pacific time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) 9:00 a.m. (Pacific time) on the requested Borrowing Date, in the case of Base Rate Loans), signed by two Responsible Officers and specifying:

                                    (A) the amount of the Borrowing, which shall
                  be (i) in an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof for Base Rate Loans and
                  (ii) in an aggregate amount of $10,000,000 or in multiples of $1,000,000 in excess thereof for Offshore Rate Loans;

                                    (B) the requested Borrowing Date, which
                  shall be a Business Day;

                                    (C)     the Type of Loans comprising the
                  Borrowing; and

                                    (D) the duration of the Interest Period
                  applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. Pacific time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by wire transfer of such proceeds to such account as the Company may designate in writing in like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than ten (10) different Interest Periods in effect in respect of all Loans together then outstanding.

         2.04 The Swing Line Loans. Subject to the terms and conditions hereof, the Swing Line Bank agrees to make Swing Line Loans to the Company from time to time prior to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; provided that, after giving effect to any such Swing Line Loan, the aggregate principal amount of all outstanding Loans at such time would not exceed the combined Commitments at such time. Prior to the Termination Date, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Swing Line Rate and shall not be entitled to be converted into Loans that bear interest at any other rate.

         2.05 Procedure for Swing Line Loans. (a) The Company may borrow under the Swing Line Commitment on any Business Day until the Termination Date; provided that the Company shall give the Swing Line Bank irrevocable written notice signed by two Responsible Officers (which notice must be received by the Swing Line Bank prior to 11:00 a.m. (Pacific time)) with a copy to the Agent specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Bank to the Company in immediately available funds at the office of the Swing Line Bank by 1:00 p.m. (Pacific time) on the date of such notice. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Bank prior to 11:00 a.m. (Pacific time) on any Business Day of the date and amount of prepayment with a copy to the Agent. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

                  (b) If any Swing Line Loan shall remain outstanding at 11:00 a.m. (Pacific time) on the fifth Business Day following the date of such Swing Line Loan and if by such time on such fifth Business Day the Agent shall have received neither (i) a Notice of Borrowing delivered by the Company pursuant to
Section 2.03 requesting that Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the principal amount of such Swing Line Loan nor (ii) any other notice satisfactory to the Agent indicating the Company's intent to repay such Swing Line Loan on or before the immediately succeeding Business Day with funds obtained from other sources, then on such Business Day the Swing Line Bank shall (and on any Business Day the Swing Line Bank in its sole discretion may), on behalf of the Company (which hereby irrevocably directs the Swing Line Bank to act on its behalf) request the Agent to notify each Bank to make a Base Rate Loan in an amount equal to such Bank's Pro Rata Share of (A) in the case of such a request which is required to be made, the amount of the relevant Swing Line Loan and (B) in the case of such a discretionary request, the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given; provided, that the Company may request, at the end of such five Business Day period, that any outstanding Swing Line Loan be extended for additional periods of up to five Business Days each, so long as the conditions specified in Section 4.02 would be satisfied at the beginning of each such additional period, treating each such extension as if it were the making of a new Loan. Unless any of the events described in subsection 8.01(e) or (f) shall have occurred with respect to the Company (in which event the procedures of paragraph (d) of this Section 2.05 shall apply) each Bank shall make the proceeds of its Loan available to the Agent for the account of the Swing Line Bank at the Agent's Payment Office in funds immediately available prior to 9:00 a.m. (Pacific time) on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. The Company shall pay to the Swing Line Bank, promptly following the Swing Line Bank's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from the Banks are not sufficient to repay in full such outstanding Swing Line Loans.

                  (c) Notwithstanding anything herein to the contrary, the Swing Line Bank (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in Article IV have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 11:00 a.m. (Pacific time) on the date of such requested Swing Line Loan, it has received a written notice from the Agent or any Bank directing it not to make further Swing Line Loans because one or more of the conditions specified in Article IV are not then satisfied.

                  (d) If prior to the making of a Loan required to be made by subsection 2.05(b) an Event of Default described in subsection 8.01(e) or 8.01(f) shall have occurred and be continuing with respect to the Company, each Bank will, on the date such Loan was to have been made pursuant to the notice described in subsection 2.05(b), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans then outstanding. Each Bank will immediately transfer to the Agent for the benefit of the Swing Line Bank, in immediately available funds, the amount of its participation.

                  (e) Whenever, at any time after a Bank has purchased a participating interest in a Swing Line Loan, the Swing Line Bank receives any payment on account thereof, the Swing Line Bank will distribute to the Agent for delivery to each Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Agent for delivery to the Swing Line Bank any portion thereof previously distributed by the Swing Line Bank to it.

                  (f) Each Bank's obligation to make the Loans referred to in subsection 2.05(b) and to purchase participating interests pursuant to subsection 2.05(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Company may have against the Swing Line Bank, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Bank, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.06 Conversion and Continuation Elections for Borrowings. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.06(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans may, upon written notice by the Company delivered to the

Agent and the Swing Line Bank concurrent with its notice of prepayment and compliance with Section 2.05, be converted into Swing Line Loans, or, in the absence of such a conversion, shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                  (b) The Company shall deliver a written Notice of Conversion/Continuation (which notice must be received by the Agent not later than (i) 10:00 a.m. (Pacific time) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) 9:00 a.m. (Pacific time) on the Conversion/ Continuation Date, if the Loans are to be converted into Base Rate Loans) signed by two Responsible Officers and specifying:

                                    (A)     the proposed Conversion/Continuation
                  Date;

                                    (B)     the aggregate amount of Loans to be
                  converted or continued;

                                    (C) the Type of Loans resulting from the
                  proposed conversion or continuation; and

                                    (D) in the case of conversions into Offshore
                  Rate Loans, the duration of the requested Interest Period.

                  (c) Subject to the following sentence, if by 10:00 a.m. (Pacific time) on the third Business Day prior to the expiration of any Interest Period applicable to Offshore Rate Loans, then the Company has failed to select a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Offshore Rate Loans with an Interest Period of one month effective as of the expiration date of such Interest Period. If upon the expiration of any Interest Period applicable to Offshore Rate Loans, any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than ten
(10) different Interest Periods in effect in respect of all Loans together then outstanding.

        2.07 Voluntary Termination or Reduction of Commitments. (a) The Company may, upon not less than three (3) Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this
Section 2.07, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All facility fees relating to the reduced Commitments which accrued to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the last business day of the calendar quarter in which such reduction or termination took place.

                (b) At no time shall the Swing Line Commitment exceed the combined Commitments, and any reduction of the combined Commitments which reduces the combined Commitments below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the combined Commitments, as so reduced, without any action on the part of the Swing Line Bank. At no time shall the Swing Line Commitment exceed the Commitment of the Swing Line Bank, and any reduction of the combined Commitments which reduces the Commitment of the Swing Line Bank below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Commitment of the Swing Line Bank, as so reduced, without any action on the part of the Swing Line Bank.

        2.08 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than three (3) Business Days' irrevocable notice to the Agent, in respect of Offshore Rate Loans, and in respect of Base Rate Loans (other than Swing Line Loans), by not later than 9:00 a.m. (Pacific time) on the prepayment date, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of Offshore Rate Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 2.06.

        2.09 Repayment. The Company shall repay to the Banks on the Termination Date the aggregate the principal amount of Loans outstanding on such date.

        2.10 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Offshore Rate Margin or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.06).

                (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

                (c) Notwithstanding subsection (a) of this Section 2.10, if any amount of principal of any Loan is not paid in full when due or any amount of interest on any Loan or any other amount payable hereunder or under any other Loan Document is not paid in full within 5 days of the date when due, in each case whether at stated maturity, by acceleration, demand or otherwise, the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2.0%.

                (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

        2.11 Fees. (a) Underwriting, Agency Fees. The Company shall pay an underwriting fee to BofA for BofA's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated May 30, 1997.

                (b) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the amount of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to the Applicable Facility Fee times the average daily Commitments for that quarter as calculated by the Agent. Such facility fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1997 through the Termination Date, with the final payment to be made on the Termination Date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

        2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

                (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

                (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank(s).

        2.13 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Pacific time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 2:00 p.m. (Pacific time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        2.14 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

        2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15 and will in each case notify the Banks following any such purchases or repayments.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01 Taxes. (a) Any and all payments by the Company to any Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                             (i)  the sum payable shall be increased as
         necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                             (ii) the Company shall make such deductions and withholdings;

                             (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                             (iv) the Company shall also pay to each Bank or the Agent, at the time interest is paid, Further Taxes in the amount that the respective Bank or the Agent specifies as necessary to preserve the after-tax yield the Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes, Other Taxes, and Further Taxes in the amount that the respective Bank or the Agent specifies as necessary to preserve the after-tax yield the Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                (e) If the Company is required to pay any amount to any Bank pursuant to subsection (b) or (c) of this Section 3.01, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change, in the sole judgment of such Bank, is not otherwise disadvantageous to such Bank.

        3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under
Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company may, at its discretion, borrow from the affected Bank, in the amount of such prepayment, a Base Rate Loan.

                (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent, that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                (d) Before giving any notice to the Agent under this Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

        3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

        3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                (c) the failure of the Company to make any prepayment of any Loan in accordance with any notice delivered under Section 2.08;

                (d) the prepayment (including pursuant to Section 2.08) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                (e) the automatic conversion under the proviso to Section 2.06(a) of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section 3.04 and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        3.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.10 for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

        3.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

        3.07 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.03, of notice that it cannot make Offshore Rate Loans under Section 3.02, or of a claim for Taxes or Further Taxes under Section 3.01, then the Agent, at the Company's direction, may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or
(iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

        3.08 Survival. The agreements and obligations of the Company in this
Article III shall survive the termination of this Agreement and the payment of all other Obligations for a period of one year.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

        4.01 Conditions of Loan Availability. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the date of this Agreement all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                (a) Credit Agreement and Notes. This Agreement, the Notes and the Swing Line Note executed by each party thereto;

                (b)          Resolutions; Incumbency.

                             (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                             (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                (c) Organization Documents; Good Standing. Each of the following documents:

                             (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified as of the Closing Date by the Secretary or Assistant Secretary of the Company;

                             (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date; and

                             (iii) a compliance certificate for each Material Insurance Subsidiary from the department of insurance of its jurisdiction of domicile.

                (d) Legal Opinions. An opinion of counsel to the Company and addressed to the Agent and the Banks, in form and substance acceptable to the Agent.

                (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses related to this Agreement to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of reasonable Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 10.04;

                (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                             (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                             (ii) no Default or Event of Default exists or would result from the making of any Loan hereunder; and

                             (iii) no event or circumstance has occurred since December 31, 1996 that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (g) Approvals. Evidence of the receipt by the Company of all required approvals of the transactions contemplated hereby and by the other Loan Documents from each applicable Governmental Authority; and

                (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

        4.02 Conditions to All Loans. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

                (a) Notice of Borrowing. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

                (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Loan or the related Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section
4.02 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Agent and each Bank that, both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents:

        5.01 Corporate Existence and Power. The Company and each of its Material
Subsidiaries:

                (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                (c) is duly qualified as a foreign insurer or corporation, as applicable, and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                (d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

                (a) contravene the terms of any of the Company's Organization Documents;

                (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                (c) violate any Requirement of Law.

        5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

        5.04 Binding Effect. This Agreement and the other Loan Documents to which the Company is a party constitute the legal, valid and binding obligations of the Company to the extent it is a party thereto, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        5.05  Litigation.

                 (a) As of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Subsidiaries or any of their respective properties as to which there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect.

                (b) There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Subsidiaries or any of their respective properties, the effect of which could reasonably be expected to (i) materially impair the ability of the Company to perform under this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or (ii) have a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of this Agreement or any other Loan Document. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

        5.07  ERISA Compliance.

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification.

                (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur which has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability which has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which has resulted or could reasonably be expected to result in a Material Adverse Effect; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in a Material Adverse Effect.

        5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans have been used solely for the purposes set forth in and permitted by Section 6.11 and
Section 7.05.

        5.09 Title to Properties. The Company and each Material Subsidiary have good record title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

        5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable. There is no proposed tax assessment against the Company or any Subsidiary that could, if made, reasonably be expected to have a Material Adverse Effect.

        5.11 Financial Condition. Each of (a) the audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended on that date, (b) the unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the period ended on that date, (c) the December 31, 1996 Annual Statement of each Material Insurance Subsidiary and (d) the June 30, 1997 Quarterly Statement of each Material Insurance Subsidiary:

                             (i)   were prepared in accordance with GAAP
        consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end audit adjustments;

                             (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                             (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

        5.12 Environmental Matters. To the Company's knowledge, the Company and its Subsidiaries have complied with all Environmental Laws except for any noncompliance therewith which could not reasonably be expected to have a Material Adverse Effect.

        5.13 Regulated Entities. Neither the Company nor any Person controlling the Company is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        5.14 Subsidiaries. As of the Closing Date, the Company has no Material Subsidiaries other than SAFECO Insurance Company of America, General Insurance Company of America and SAFECO Life Insurance Company.

        5.15 Insurance. The properties of the Company and its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size, engaged in similar businesses and owning similar properties in localities where the Company or such Material Subsidiary operates.

        5.16 Licenses. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Company's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

        5.17 Employee Matters. As of the Closing Date, there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workers' compensation proceedings or other material labor/employee related controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, other than employee grievances which could not in the aggregate reasonably be expected to have a Material Adverse Effect.

        5.18 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains, when taken as a whole, any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

        6.01 Financial Statements. The Company shall deliver to the Agent with sufficient copies for each Bank (except for deliveries pursuant to subsection 6.01(d) as to which only one copy shall be provided):

                (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                (c) Upon the earlier of (i) 15 days after the regulatory filing date or (ii) 75 days after the close of each fiscal year of each Material Insurance Subsidiary, copies of the unaudited Annual Statement of such Material Insurance Subsidiary, certified by the secretary or treasurer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing; and

                (d) Upon the earlier of (i) 10 days after the regulatory filing date or (ii) 60 days after the close of each of the first three (3) fiscal quarters of each fiscal year of each Material Insurance Subsidiary, copies of the Quarterly Statement of each of the Material Insurance Subsidiaries, certified by the secretary or treasurer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.

        6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC, other than such financial statements or reports relating to the SAFECO mutual funds;

                (c) promptly and in any event within two days after learning thereof, notification of any changes after the date hereof in the rating given by S&P or Moody's in respect of the Company's senior unsecured Indebtedness; and

                (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

        6.03 Notices. The Company shall promptly notify the Agent:

                (a) (i) of the occurrence of any Default or Event of Default and
(ii) of the occurrence or existence of any event or circumstance that could reasonably foreseeably, based on the facts and circumstances then existing and known to the Company, become a Default or Event of Default;

                (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case to the extent that it has resulted or could reasonably be expected to result in a Material Adverse Effect;

                (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                             (i)   an ERISA Event; or

                             (ii) an increase in the Unfunded Pension
        Liabilities of any Pension Plan that would cause the Unfunded Pension Liabilities of all Pension Plans to have increased by more than $50,000,000 in the aggregate after the Closing Date.

                (d) of any material change in accounting policies or financial reporting practices by the Company or any of its Material Subsidiaries;

                (e) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect;

                (f) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

                (g) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect.

                Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.

        6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

                (a) preserve and maintain in full force and effect its corporate existence and, to the extent applicable, good standing under the laws of its state or jurisdiction of incorporation;

                (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by
Section 7.02, the non-preservation of which could reasonably be expected to have a Material Adverse Effect;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and

                (d) carry on and conduct its business only in substantially the same fields of enterprise as it is presently conducted.

No Material Insurance Subsidiary shall change its state of domicile without the prior written consent of the Required Banks, which consent shall not unreasonably be withheld.

        6.05 Maintenance of Property. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 7.02.

        6.06 Insurance. The Company shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        6.07 Payment of Obligations. The Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities, including:

                (a) all material tax liabilities, assessments and governmental charges or levies upon it or its material properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP or SAP, as applicable, are being maintained by the Company or such Subsidiary;

                (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP or SAP, as applicable, are being maintained; and

                (c) all material indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all applicable Environmental
Laws), the noncompliance with which could reasonably be expected to have a Material Adverse Effect, except such as may be contested in good faith or as to which a bona fide dispute may exist.

        6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Material Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company, with such inspections to be conducted at the expense of the Company while an Event of Default has occurred and is continuing.

        6.11 Use of Proceeds. The Company shall use the proceeds of the Loans for general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

        6.12 Shareholders' Equity. The Company shall at all times after the date hereof maintain a minimum Shareholders' Equity at least equal to (a) $3,462,500,000, plus (b) 50% of the Company's positive consolidated Net Income, if any, for each fiscal quarter ending after December 31, 1997 and on or prior to the date of determination, plus (c) 25% of the net cash proceeds received by the Company from the issuance of equity securities after the date of this Agreement. For the purposes of this Section 6.12, any debt securities issued by the Company or any Subsidiary which are treated as equity securities by S&P (or portion thereof) shall also be treated as such in determining Shareholders' Equity.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

        7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                (a) Liens existing on property of the Company or any Subsidiary (other than SAFECO Properties, Inc. and SAFECO Credit Company Inc.) on the Closing Date securing Indebtedness with an aggregate principal amount not to exceed $10,000,000 outstanding on such date;

                (b) any Lien created under any Loan Document;

                (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07; provided, that no notice of lien has been filed or recorded under the Code;

                (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (f) Liens on the property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate could not (even if enforced) reasonably be expected to cause a Material Adverse Effect;

                (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                (i) Liens consisting of deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policyholders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

                (j) Liens securing obligations of SAFECO Properties, Inc. and SAFECO Credit Company Inc. and their Subsidiaries incurred in the ordinary course of business and attaching solely to the property of such Persons;

                (k) Liens securing obligations owed to the Company or owed by any Subsidiary of the Company to any of its other Subsidiaries; and

                (l) Liens securing other Obligations of the Company and its Subsidiaries not to exceed $100,000,000 in the aggregate at any one time outstanding.

        7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                (a) dispositions of used, worn-out or surplus equipment in the ordinary course of business and other dispositions of immaterial property (including charitable donations) made in the ordinary course of business;

                (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                (c) dispositions of investments by any Insurance Subsidiary;

                (d) dispositions of property by SAFECO Properties, Inc. and its Subsidiaries in the ordinary course of business so long as such proceeds are promptly used by such Persons to purchase other property or repay Indebtedness of such Persons;

                (e) transfers of property to the Company or any of its Subsidiaries; and

                (f) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets sold pursuant to this subsection 7.02(f) by the Company and its Subsidiaries, together, shall not exceed 25% of Shareholders' Equity (determined as of the last day of the preceding fiscal year) in any fiscal year.

        7.03 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that the Company may merge with an entity organized under the laws of the United States so long as (a) the Company is the surviving entity in such merger, (b) all applicable regulatory requirements have been satisfied and
(c) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

        7.04 Limitation on Indebtedness. The Company shall not suffer or permit any Subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness if, after giving effect thereto, the ratio of (a) the aggregate Indebtedness of the Company's Subsidiaries to (b) the sum of (i) the Company's Shareholders' Equity, plus (ii) the Company's consolidated Indebtedness would exceed .25 to 1.0. For the purposes of this Section 7.04, any debt securities issued by the Company or any Subsidiary which are treated as equity securities by S&P (or portion thereof) shall also be treated as such in determining Shareholders' Equity.

        7.05 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        7.06 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $50,000,000 or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        7.07 Accounting Changes. The Company shall not, and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by SAP or GAAP, as applicable, or change the fiscal year of the Company or of any Material Subsidiary.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by the Company, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a)(i), 6.09 or
6.12 or in Article VII; or

                (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent

Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $50,000,000; or

                (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) any Material Insurance Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority;

                (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to the Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount in excess of $50,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $50,000,000; or
(iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or

                (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary by any Governmental Authority involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $50,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                (j) Non-Monetary Judgments. Any non-monetary judgment, order, directive, mandate or decree is entered against the Company or any Subsidiary by any Governmental Authority which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (k) Change of Control.  There occurs any Change of Control; or

                (l) Loss of Licenses. Any Governmental Authority revokes, fails to renew or suspends any license, permit or franchise of the Company or any Material Insurance Subsidiary, which revocation, failure or suspension has had or could reasonably be expected to have a Material Adverse Effect, or the Company or any Material Insurance Subsidiary for any reason loses any license, permit or franchise which loss has had or could reasonably be expected to have a Material Adverse Effect, or the Company or any Material Insurance Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise which imposition has or could reasonably be expected to have a Material Adverse Effect; or

                (m) Adverse Order. Any Material Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $10,000,000 in any single instance or other such orders imposing fines in excess of $25,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Material Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

        8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

                (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

        8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                    THE AGENT

        9.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        9.03 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

        9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

        9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons other than the Arranger (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

        9.09 Successor Agent. The Agent may, and at the request of the Required Banks, shall resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

        9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                             (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                             (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        9.11 Documentation Agent; Syndication Agent; Co-Agents; Lead Managers. None of the Documentation Agent, the Syndication Agent or any of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Documentation Agent, the Syndication Agent or any of the Banks so identified as a "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Documentation Agent, the Syndication Agent or any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                    ARTICLE X

                                  MISCELLANEOUS

        10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                (e) amend this Section 10.01, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Swing Line Bank under this Agreement or any other Loan Document, and
(iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery, except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and, after complying with reasonable security procedures to verify the identity of such Person, the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

        10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.04  Costs and Expenses.  The Company shall:

                (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger within 30 Business Days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) and the Arranger in connection with the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) and the Arranger with respect thereto; and

                (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (collectively, "Costs and Expenses") which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any other Loan Document or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person; provided, further, that the Company shall not be required to pay the Costs and Expenses of any Indemnified Person to the extent arising in connection with any action by or on behalf of the Company against such Indemnified Person where final judgment is rendered against such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

        10.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company, at all times other than during the existence of an Event of Default, the Agent and the Swing Line Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Swing Line Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount which, when added to the amount of any concurrent assignment being made by such Bank to the same assignee pursuant to Section 10.08 of the Company's September 24, 1997 $500,000,000 364-Day Credit Agreement, as from time to time amended, is at least equal to $25,000,000 (or, if less, the entire amount of its Commitments and Loans); provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500.

                (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.08(a)), the Company shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in clause (a) (but only in respect of any increase in the Originator's Commitment), (b) or (c) of the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder; provided, that the Participant shall not receive any amount thereunder in excess of what would have been payable to the participating Bank. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

        10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        10.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF); PROVIDED, THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

        10.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                           [signature pages to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                        SAFECO CORPORATION

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        as Agent

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as a Bank and
                                        Swing Line Bank


                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        MELLON BANK, N.A.,
                                        as Documentation Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        THE CHASE MANHATTAN BANK,
                                        as Syndication Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        Title:
                                        THE BANK OF NEW YORK,
                                        as a Co-Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        as a Co-Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        CITIBANK, N.A.
                                        as a Co-Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as a Co-Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        FLEET NATIONAL BANK,
                                        as a Co-Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        UNION BANK OF CALIFORNIA, N.A.
                                        as a Co-Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        U.S. BANK, N.A.
                                        as a Co-Agent and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        DEUTSCHE BANK AG
                                        as a Lead Manager and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        KEYBANK NATIONAL ASSOCIATION
                                        as a Lead Manager and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        WELLS FARGO BANK, N.A.
                                        as a Lead Manager and as a Bank

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        CIBC INC.

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        DRESDNER BANK AG, NEW YORK BRANCH
                                        AND GRAND CAYMAN BRANCH

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        FIRST HAWAIIAN BANK

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        THE FUJI BANK, LIMITED, SAN FRANCISCO
                                        AGENCY

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        MERCANTILE BANK NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        NATIONAL CITY BANK OF INDIANA

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        THE NORTHERN TRUST COMPANY

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        ROYAL BANK OF CANADA

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                        WACHOVIA BANK, N.A.

                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------